MASSACHUSETTS FINCORP, INC.
                     COMMITTEE TO ENHANCE STOCKHOLDER VALUE
                                ("the Committee")


April 18, 2000

Dear Fellow Stockholders:

     Thank you for your support. We have only one week until the Shareholders Meeting and it is important that your vote is counted. For that reason I am asking that you take the following steps:

1. Even if you have already voted, Vote again "FOR" the Committee Nominees on the White proxy card and return it in the enclosed envelope.

2. If you are a registered shareholder, prior to mailing your proxy card, fax a copy to 212-843-4384. If your proxy card is lost in the mail, a fax copy would serve as evidence that you voted.

Regardless of the number of shares that you own, your vote is extremely important. The Committee to Enhance Stockholder Value will protect your investment.

If you have any questions or require any assistance, please contact me at (610) 366-1900 ext. 112.

                                    Sincerely,

                                    /s/ Mark W. Jaindl
                                    The Committee to Enhance Stockholder Value